Exhibit 99.2

Event ID: 1097532
Event Name: Q2 2005 IMS Health Earnings Conference Call
Event Date: 2005-07-20T12:30:00 UTC

P: Operator;;
C: Darcie Peck;IMS Health;VP, IR
C: Dave Carlucci;IMS Health;President, CEO
C: Nancy Cooper;IMS Health;CFO, SVP
P: Steve Unger;Bear Stearns;Analyst
P: John Kreger;William Blair;Analyst
P: James Kumpel;Friedman, Billings, Ramsey;Analyst
P: Duane Pfennigwerth;Raymond James;Analyst

+++ presentation
Operator: Ladies and gentlemen, thank you for standing by and welcome to the IMS Health second-quarter 2005 earnings conference call. During the presentation, all participants will be in a listen-only mode. Afterwards, we will conduct a question-and-answer session. [OPERATOR INSTRUCTIONS] As a reminder, this conference is being recorded, Wednesday, July 20th, 2005. I would now like to turn the conference over to Darcie Peck, Vice President, Investor Relations. Please go ahead.

Darcie Peck: Thank you, Tameka, and good morning, everyone, welcome to our second-quarter 2005 earnings conference call. We announced our results earlier this morning and you can find the press release on our website, www.imshealth.com, as well as on the wire services and, of course, First Call.

With me today are Dave Carlucci, our President and CEO and Nancy Cooper, our Chief Financial Officer. Dave and Nancy will discuss highlights from our second-quarter and first-half results, then briefly update you on our definitive agreement to merge with VNU which we announced on July 11th. A question-and-answer session will follow our prepared remarks.

As a standard procedure, let me read our Safe Harbor provision. Certain statements we make today are forward looking within the meanings of the U.S. Federal Securities Laws. These statements include certain projections regarding the trends in our business, future events and future financial performance. We would like to caution you that these statements are just predictions and the actual event or results may differ. They can be affected by inaccurate assumptions or by known or unknown risks or uncertainties, consequently no forward-looking statement can be guaranteed.

We call your attention to our second-quarter 2005 earnings release issued earlier today and our 2004 Annual Report on Form 10-K which set forth important factors that could cause actual results to differ materially from those contained in any such forward-looking statements. All forward-looking statements represent our views only as of the date they are made and the Company undertakes no obligation to correct or update any forward-looking statements whether as a result of new information, future events, or otherwise.

The financials we talk about today are on an adjusted basis. Adjusted results are those used by management for the purposes of global business decision making, including developing budgets and managing expenditures. Adjusted results exclude certain U.S. GAAP measures to the extent that management believes exclusion will facilitate comparisons across periods and more clearly indicate trends.

Although IMS discloses adjusted results in order to give a full picture to investors of its business as seen by management, these adjusted results are not prepared specifically for investors and are not a replacement for the more comprehensive information for investors included in IMS’s U.S. GAAP results. Adjusted results should be read in light of the detailed reconciliation to results on a SEC reported basis in our press release. And I encourage investors to review the notes in our press release further describing adjusted results.

Now let me hand the call over to Dave Carlucci, President and CEO of IMS Health. Dave?

Dave Carlucci: Thanks, Darcie. Good morning, everyone, and thank you for joining us. As you know, this has been an exciting few weeks for our Company, and we are just as excited about the outstanding results we delivered in the second quarter. Our strong performance demonstrated that we are focused on execution, and that our business has real momentum going into the second half of the year.

We are very confident about the long-term growth prospects for IMS, and with our recent announcement of the merger with VNU, we expect even greater opportunities for our shareholders, clients, and employees going forward. Our colleagues around the world turned in a great performance in the second quarter, and I am proud of all that we’ve accomplished together.

Let me get right to our financial performance for the quarter. We achieved double-digit growth in both revenue and earnings per share with strong operating income. Our sales execution was excellent in the quarter, and as a result, we had some pull-forward opportunities from the third quarter. Revenues were 433 million, up 14% from a year ago. Adjusted earnings per diluted share was $0.34, up 17%, and $0.03 better than consensus estimates and exceeding our guidance.

Adjusted net income was 78 million up 12%, and adjusted operating income improved in the second quarter up 8% year-over-year to 111 million. In the first half of the year, we saw continued strong performance across all of our business lines. Sales Force Effectiveness grew 10% on a reported basis, 8% constant dollar, driven by our new offerings. Portfolio Optimization also turned in a solid first-half performance, growing 10% on a reported basis, 7% constant dollar, and that’s above our long-term model. Launch and Brand and Other grew 30% on a reported basis and 27% constant dollar. Launch Management was especially strong.

Once again we posted excellent results in Consulting and Services, which grew 47% in the first half, 44% in constant dollar. All of our regions had double-digit revenue growth rates, driven by the continued demand from clients for our evidence-based consulting capabilities. Now you may remember that from our last earnings call, that revenue from Consulting and Services is now embedded into each of our business lines.

Now we are also especially pleased with our Information and Analytics business. Here we saw constant dollar revenue growth accelerate in the quarter to 9%. This was driven primarily by the investments we’ve made in new information assets, including the long-term care assets in the United States. So across the board, our business is strong and momentum is gaining.

Now let me take you through our performance in the regions. From a geographical perspective, all of our regions performed very well. In fact, for the first time in several years, all three regions grew double digits and growth accelerated in Japan.

The Americas region turned in a strong performance in the second quarter, up 10%. And revenue in the U.S. grew significantly faster than in the first quarter. As you know, the sales force model in pharma is evolving, and this is putting increased emphasis on segmentation and targeting expertise. We recognized our clients’ requirements for improving sales force productivity early on, and began investing in our Consulting and Information assets. Today, that investment is paying off, and as a result, clients are responding well to our new offerings.

In Europe, once again, they turned in another outstanding quarter, growing revenue 19%. Europe has delivered double-digit growth for two years now, and Consulting and Services continues to build momentum. We are providing our clients with needed insights in their multi-country environment, allowing them to optimize their performance on a regional basis. For example, our performance dashboards, part of the capabilities we deliver through our Information Management Consulting business is showing strong demand in the region.

And there has been great receptivity in the second quarter to our expanded offerings in the areas of oncology and health, economics, and outcomes research. We have several engagements this quarter from clients who were looking at their upcoming drug launches and needed these new insights to build their launch strategies.

Now let’s turn to Asia Pacific, which grew at 14% reported revenue. Starting with Japan, we completed a successful launch of our DDD offering in the second quarter and response so far has been excellent. As a result, we are slightly ahead of our installation plan. This combined with our strong Consulting and Services growth gives us confidence that we’ll remain on track in Japan for the full year.

Our Asia Pacific region, excluding Japan, continued to post very strong gains. Consulting and Services revenue in the region is also showing impressive growth. While we continue to build our capabilities on the ground, we are also bringing in skills and best practices from other regions to Asia Pacific. For example, two years ago, we acquired Medical Radar in Sweden and deployed those capabilities across Europe. This quarter, in Asia, we closed several engagements based on the Medical Radar solution. So overall, we are very pleased with our financial performance across the regions and across our business lines.

We continue to build out our global capability through investments and acquisitions and product and services development. And we have strengthened our offerings in areas of critical importance to our clients. Since the beginning of the year, we expanded our consulting capabilities and health economics and outcomes research, research and development, and information management. We’ve expanded our geographic footprint and enhanced our end-to-end consulting capabilities in SFE globally. We have broadened our consulting offerings for managed care organizations and the government.

And with the acquisition of PharMetrics last week, we’ve enhanced our ability to provide our customers with anonymized longitudinal patient level information in prescriptions, diagnosis, demographics, and hospital data. This new information expands our traditional physician-centric view of the market place to include patient level insights and reflects an increasing interest in consumer influences. This is becoming much more relevant to our clients. We remain focused on those areas of importance that our clients are aggressively looking at to leverage their capabilities and ours.

Overall, we had an outstanding second quarter. We are executing well around the world, and have strong momentum heading into the second half of the year. Yesterday, we completed a two-day strategic assessment with our Board, which we do every year at this time. And we jointly agreed that our strategy for growth remains on track, and we are moving forward with our plans. Indeed, we are very excited about how we’re successfully positioned for the future growth and for helping our pharma clients and new audiences around the world.

Now let me turn the call over to Nancy to take you through more of our financial highlights. Nancy?

Nancy Cooper: Thanks, Dave. As Dave mentioned, we delivered an excellent second quarter. Revenue was 433 million, a growth of 14% as reported and 12% on a constant dollar basis. Exceeding the high end of our guidance range of 9% to 11% of constant growth. Operating income grew 7% constant dollar. Adjusted net income grew 12%. And adjusted EPS grew 17% to $0.34 which is $0.03 better than consensus estimates.

Acquisitions contributed about 3 points of the 12% constant dollar revenue growth in the second quarter, which is about the same as the first quarter. And in aggregate, acquisitions we completed since 2002 continued to be leveraged across the regions and continue to perform. In fact, in aggregate, acquisitions are ahead of their business case. As you know, we take a very focused approach to integrating and leveraging our acquisitions. And we are pleased with our performance and competencies in this area.

Dave took you through the offerings view of our business lines. To increase transparencies, we have also posted on our website our quarterly 2004 revenue results under this new presentation, which includes Consulting and Services revenue and each business line.

On the cost and expense side, you know we announced a restructuring in the fourth quarter of 2004. We saw an opportunity to accelerate the efficiencies we have in our business, primarily in the areas of production and development and regional consolidation. All as a result of significant business process improvements that we have made across the business. And through the first half, the implementation of the restructuring program continues to be on track.

Now turning to our SEC results, the details of our reconciliation of our adjusted to SEC financials are in our press release. Our second-quarter SEC financial statement on Table 1 in the press release reflects the inclusion of a few gains and charges which we have excluded from adjusted results. And there are five items.

First, as a result of our decision to repatriate approximately 650 million under the American Jobs Creation Act of 2004, we have recorded a — we had recorded a tax charge of 67 million in the first quarter. This was included in our SEC results. This tax charge was reduced in the second quarter by approximately 24.3 million, due to the Technical Corrections legislation passed by Congress.

Second, a foreign currency hedge gain phasing adjustment of $5.4 million.

Third, a pretax loss of 0.3 million on our enterprise assets portfolio.

Fourth, a tax benefit deferral of 7.8 million. The SEC tax provision in the second quarter reflects the impact of the favorable Japanese tax audit adjustments that were fully recognized in the first quarter for SEC purposes, but recorded ratably through the year on an adjusted basis. And finally, our SEC results include 7.4 million of deal-related costs associated with our definitive agreement to merge with VNU, which we announced on July 11th.

Turning to balance sheet. We ended the quarter with cash and equivalents and short-term marketable securities of 400 million, almost flat with first quarter. Total debt at the end of second quarter was 710 million, a decrease of 21 million from the first quarter. On the subject of repatriation, in April, we told you we were planning to repatriate approximately 650 million as a result of the American Jobs Creation Act of 2004. We are continuing with our repatriation plans and we expect that to be completed by the end of the year.

Looking at days sales outstanding, we continue to improve. Our DSO in the — in the second quarter was 62 days, five days better than last year, and six days better than the first quarter of this year. Our improvement in DSO reflects better performance in Europe, as well as in the Americas. Preliminary free cash flow for the quarter was 84 million, and we remain confident in our full-year free cash flow guidance of $250 million to $295 million.

In terms of share repurchase, during the quarter, we purchased 2.3 million shares for a total cost of approximately 55.4 million. And we had 1.3 million options exercised in the quarter, which is about the same amount as the first quarter of 2005.

Now let’s talk about our guidance for the full year and the third quarter. In accordance with Sarbanes Oxley, it is important for you to understand the basis of our guidance. Going forward, as in the past, our guidance excludes certain items, such as the ones I discussed earlier in our second-quarter results, as we feel this is a more reliable way to give you guidance on our operational performance. Specifically, our guidance for the third quarter of 2005 is constant dollar revenue growth of 11% to 13% and adjusted earnings per diluted share of $0.30 to $0.33.

We have had strong top-line performance year-to-date, and we expect that to continue through the second half. Given the pace of our acquisition activity, we are taking up our guidance for constant dollar revenue growth for the full year from 8% to 10% to 10% to 12%; however, we will keep our adjusted EPS guidance unchanged to the $1.29 to $1.35. This is primarily due to two factors.

First, our acquisition spending this year is running at about twice the historical rate. Typically, in the first year of an acquisition, we do not see a lot of operating income.

Second, due to the share price improvement after the announcement of our merger with VNU, we anticipate an increase in the option exercises in the second half. This introduces some variability in our shares outstanding since we will not be able to do share repurchases until the deal closes. Although we are not changing our EPS guidance, given our current momentum, there is a good chance that we will be better than the low end of the range. This leads us to full-year guidance of constant dollar revenue growth of 10% to 12%, up from our previous guidance of 8% to 10% and adjusted EPS of $1.29 to $1.35.

Now let me turn it back to Dave for wrap-up and questions.

Dave Carlucci: Thanks, Nancy. Well, we accomplished a lot this quarter. We had outstanding financial performance with strong revenue and operating income growth. We added significant capabilities through our acquisitions. We continued to execute on our strategy of transforming IMS into a premiere market intelligence Company. And given our strong performance in the first half, we’ve raised our revenue outlook for the full year.

Now let me talk briefly about our planned merger with VNU which we announced last week. VNU and IMS are a great strategic fit of two strong and related market intelligence companies both with growing businesses. With this merger, we have the opportunity to capitalize on significant prevailing trends in the marketplace, especially around consumer behavior and insights. We will build on our geographic reach and global scale to serve our multi-national clients. And we will create a worldwide leader in market intelligence serving three key industry sectors, consumer package goods, media and entertainment, and health care.

Indeed, this is a merger that makes sense for both shareholders and clients. This transaction allows us as one Company to dramatically enhance the value for our existing clients. Second, to expand our Consulting and Services capabilities. Third, to leverage the business processes that we have in common. And fourth, to address new audiences and new markets with these new capabilities. And finally, we’ll deliver immediate and long-term value to our shareholders.

I am very pleased to be a member of the four-person Executive Board in the new Company along with Nancy, Rob van den Bergh, the CEO of VNU, and Rob Ruijter, VNU’s CFO. As deputy CEO and Chief Operating Officer for the combined enterprise, I will be very focused on driving the operational results and the execution needed to leverage the capabilities and assets across the three verticals.

As the other IMS member of the executive board, Nancy Cooper will be Chief Transformation Officer. She will have the responsibility for IT and business development and she’ll lead the integration efforts to identify and implement opportunities to leverage common business processes across the combined Company. Nancy and I are looking forward to working with Rob van den Bergh and Rob Ruijter in leading the combined Company. And we have been pleased with the investor reaction and response to the merger. We’ve also heard positive feedback from our clients and our employees around the world.

The merger, which is expected to be completed in the first quarter of 2006, is subject to approval of shareholders of IMS and VNU, regulatory approvals and other customary conditions. In the meantime, we’ll stay focused on our IMS clients, and we’ll ensure that we’re executing the same way with the same level of passion, committment, and dedication.

So thanks for your time this morning. And now, Operator, I think we are ready to take some questions.

+++ q-and-a
Operator: Thank you. [OPERATOR INSTRUCTIONS] Our first question comes from the line of Steve Unger with Bear Stearns. Please proceed with your question.

Steve Unger: Thanks. Good morning, guys. Congrats on a strong quarter.

Dave Carlucci: Thanks, Steve.

Steve Unger: First question. Just in terms of the — the growth acceleration in the quarter. It looks like the bulk of that is coming from the United States. You did mention that there was a greater level of segmentation and targeting in the marketplace and that products that you developed has — has been a benefit. Can you just go into further detail of what’s driving the growth acceleration in the United States?

Dave Carlucci: Sure, Steve. It is really some of the significant investments we have made in — in data assets and in Consulting and Services. First off, the long-term care data that we made available in the marketplace has driven significant uptick, and also has given our clients greater insights to what they have said is a very important area for them to understand.

Also, our healthcare relationship spheres, which is really the ability to connect physicians with hospitals, with clinics, and with plans, gives greater insights to our — to our clients in the area of what are the relationships between these players. So we did see acceleration in the U.S., and we are very pleased with that.

Steve Unger: And do you think growth can be maintained at that level for the remainder of the year in the United States? Is it that visible?

Dave Carlucci: Well, I think we see momentum. We — we have a strong pipeline. We continue to watch that closely. Our Consulting and Services business is healthy there, so we are pleased with the U.S. performance.

Steve Unger: Okay. And then you mentioned there was some sales pull-forward from the third quarter. How should we read that or can you quantify a level of pull-forward?

Nancy Cooper: Steve, it’s Nancy. It is about $0.01 of pull-forward.

Steve Unger: Okay. And on the top line?

Nancy Cooper: Well, it would be the amount to get $0.01.

Steve Unger: Okay. Okay. And then just lastly, on the PharMetrics acquisition, how quickly can you incorporate medical claims data into your product suite, and is there a challenge? Or how are you going to go about signing up some of the larger players for that platform — larger payers for the platform?

Dave Carlucci: Well, first of all, we want to take some time and make sure we set these offerings up so that we show incremental value to the client and certainly incremental revenue to us. I think we will see offerings defined by year end, but probably most important in the strategy is the driving of the go-to-market strategy so that we can leverage the capability of this exciting Company with patient insights to our clients in a fashion that makes most sense to them.

So the idea of incorporating it into a single database view is not first on the agenda. What’s first on the agenda is to complete our capabilities in the area of longitudinal insights by adding this capability. So it will — it will play out over time, but the most important thing is to get our — our sales organizations linked up and make sure that — that we are looking at the opportunities across the board.

Steve Unger: Okay. Great. Thank you very much.

Dave Carlucci: Thanks, Steve.

Operator: Thank you. Our next question comes from the line of John Kreger with William Blair. Please proceed with your question.

John Kreger: A question for Dave. Right at the end of the call, you made some comments that the client reaction so far to the merger has been positive. Can you just expand on that? How have you reached out to your clients? Can we assume you have had discussions with all your key relationships? And what sort of go-forward discussions have taken place? In other words, what are the new services that you think you can bring to the table for them?

Dave Carlucci: Sure. We have been very thorough in getting to our clients to understand a couple of things. First, our focus on our healthcare and pharma clients will not change. That we’re — we’re very attuned to, even in the new environment, having deep knowledge of our clients and having people in front of them who have significant experience levels. So we don’t anticipate a change there. And if there is any reaction, our clients are most interested to make sure that that’s the case.

Secondly, they’re — want to make sure that we are on a path to continue to drive the insights through our Consulting and Services business and our investments there, because this is something, as you know, three years back, they did not see from IMS. So they wanted to make sure this was not a strategy shift as it related to their businesses. The main areas we — we talked about where we see great synergy value for our clients is the ability to put our OTC — the OTC assets from VNU together with our rich prescription data to give people an end-to-end view of a therapy class.

Secondly, we think we can take that prescription data and add elements from the home scan panel of VNU to get a broader view of consumer behavior as it relates to prescribing. We also see some significant opportunities in the area of forecasting, where they have a rich asset in their BASES offering with a set of tools and analytics that can be combined with our forecasting group that has specific pharmaceutical knowledge and information to have a broader and more extensive offering. And we have got a list, John, of about four or five other key areas that constitute some of what we think will be of most value to our clients.

John Kreger: Great. Thanks. And then a question for Nancy. Nancy, in terms of your guidance for the full year and the minor revisions that you made, can you just talk a little bit about operating margins? What are your new expectations for EBIT in the next six months?

Nancy Cooper: Sure, John. You know the increased acquisitions this year do provide a significant amount of revenue, but little additional operating income, and you can imagine in February we had not incorporated that higher level in our guidance. We have just, as Dave mentioned, come out of our strategic planning cycle with our Board. And we do see our margins flattening out at around 25%.

John Kreger: Okay. Thank you.

Nancy Cooper: Thank you.

Operator: Thank you. Our next question comes from the line of James Kumpel with FBR. Please proceed with your question.

James Kumpel: Hi. First of all, congratulations on a very strong quarter.

Dave Carlucci: Thanks, Jim.

Nancy Cooper: Thank you.

James Kumpel: I wanted to, in light of that great quarter, I wanted to actually understand for me again if you can state this publicly. You are doing very well. It looks like you are expecting that to continue, I assume. Given how well pharma services stock, such as PPDI and Covance has done in the last few weeks, given their strong performance, it sounds to me like you are kind of limiting the upside to your stock by engaging in this VNU deal with no collars for potential FX change or VNU share price change, while your current operations might justify significantly higher stock price on its own. Can you comment on that?

Dave Carlucci: Well, Jim, I think our performance has spoken for itself in the last eight quarters. We have seen momentum and acceleration in it, and we really haven’t seen a comparison of values with some of the people that you identified. But I think more importantly, this is really about being able to stay ahead of the curve and providing our clients with the kinds of things they are asking for, with the trends that have taken place in the industry, and we talked about it before. We think there is a significant greater need to understand more about consumer behaviors, as the patient has more influence these days over doctor prescribing, as well as knowledge of their medical needs.

We also think that there’s tremendous leverage opportunity in running a global enterprise of this size with common business processes, and I will have Nancy talk a little bit more about that. And we see the opportunity for our shareholders to share in the value and growth of VNU shares as a result of the focus we are going to put on integration and execution. So 60% of the value to our shareholders really comes from that being a part of the view of what we are returning here in this deal.

We think that kind of capability would take us years to build, and we think we have the opportunity to increase the speed of — of our return to shareholders and, thus, we think we have a higher aggregate capability or return with — with our shareholders. But, Nancy, I’d ask you to add your perspective.

Nancy Cooper: Sure. As we looked at these three verticals, we see a lot of common processes, and that gives us a lot of encouragement that there are synergies you can have as we look at the processes and see how we can leverage learnings from one vertical to the other. I think a number of you probably heard us on the calls we did last week, where we have IT, where we think we are in 100 countries and we can get some efficiencies out of that. So that’s very intriguing.

But to go back to Dave’s kind of market trends. Look at what this entity will be after the combination. You will have three verticals who are number one players in each one of the fields they are in. And when you looked at the combined entity as a market intelligence company, we are going to be a very strong player going forward, and when you look at our comparables, we look very strong versus our comparables.

James Kumpel: Okay. If I can paraphrase just for the shareholders though, relative to the strategic value potentially coming out of this, it sounds like, if I could paraphrase, that you are going to be sacrificing the near-term share price appreciation, probably no more than 4% while providing no collar or downside protection until this deal is over in the hopes and the goal of getting strategic value in the long run, maybe eight months or ten months down the road.

Dave Carlucci: Well, you keep mentioning the term “collar.” Again, we believe that the structure of the deal offers a good short-term cash opportunity for our shareholders, and the ability to share in the long-term results. So I don’t think that it would have been appropriate for us to try to collar the potential upside to our shareholders. And so I do think this has strategic value. We didn’t do this as a short-term fix to our business. We have a very strong business. We did this because we believed in the overall opportunity to improve shareholder value and probably most important, stay relevant and progressive with our clients.

James Kumpel: Okay, Thank you.

Operator: Thank you. [OPERATOR INSTRUCTIONS] Our next question comes from the line of Duane Pfennigwerth with Raymond James. Please proceed with your question.

Duane Pfennigwerth: Hi, thanks. Just wondering if you could talk a little bit about what types of companies may have approached you in the past, and why this was the right time and VNU was the right company. And since your announcement, if you have been approached by any other players. Thanks.

Dave Carlucci: Well, we have had a very active business development function in IMS as you can imagine, because we have done close to 30 acquisitions in the last three years. So we talked to a lot of bankers. We are very attuned to what is happening in the marketplace, and we stay very close to those in the healthcare value chain and beyond. As we looked at this opportunity.

It really has nothing to do with timing related to where our business is as much as it has to do with a willing partner who has a shared vision about what we can make happen to become a global leader in market intelligence. And it was really the commonality across the verticals, the ability to build a Consulting and Services set of offerings, to enhance the value of rich information assets, that drove us to believe that this was a very smart, strategic move for the Company.

Duane Pfennigwerth: Great, thank you. And in terms of — since the announcement, have you been approached by any others?

Nancy Cooper: I don’t think, one, it would be appropriate to comment upon.

Duane Pfennigwerth: Fair enough. With regard to Japan, would you say that that’s operating ahead of plan and that we might see operating profit growth contribution from that region this year?

Nancy Cooper: Well, as we’ve said all along, this is a year that we rebuild Japan, and we are getting revenue — top-line revenue growth from Japan, but we have consciously decided to invest in that business for the future, and as we said all along, we do not see increase in the operating income this year.

Duane Pfennigwerth: Okay. Great. Just wondering if it was running ahead of plan. And lastly, just housekeeping. Can you walk us through the components of free cash flow this quarter? Thanks.

Nancy Cooper: One of my intentions going through all the detail — because there are quite a number line items, but it is posted on the website, Duane, and if you have any questions following that, please call us.

Duane Pfennigwerth: Thank you.

Operator: Thank you. There are no further questions at this time. I will now turn the call to Mr. Carlucci. Please continue with your presentation or closing remarks.

Dave Carlucci: Okay. Well, we really appreciate your spending time with us. We are obviously very excited about our quarter, but we are also very, very excited about our future, and the great potential we have from the merger. So we appreciate your time, and we will talk to you at the end of next quarter. Thanks.

Nancy Cooper: Thank you.

Operator: Ladies and gentlemen, that concludes the conference call for today. We thank you for your participation and ask that you please disconnect your line.

About IMS Health Incorporated

IMS Health Incorporated (“IMS”) provides sales management and market research information services to the pharmaceutical and healthcare industries worldwide. IMS provides information services covering more than 100 countries and maintains offices in 76 countries on six continents, with approximately 64% of total 2004 IMS revenue generated outside the United States. IMS is listed on the New York Stock Exchange (NYSE: RX). Additional information is available at http://www.imshealth.com.

About VNU N.V.

VNU N.V. (“VNU”) is a global information and media company with leading market positions and recognized brands. VNU is active in more than 100 countries, with its headquarters located in Haarlem, The Netherlands and New York, USA. In 2004, total revenues amounted to EUR 3.8 billion. VNU is listed on the Euronext Amsterdam stock exchange (ASE: VNU), and VNU is part of the AEX Index of leading Netherlands-based stocks. Additional information is available at http://www.vnu.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

     This document contains certain forward-looking information about IMS Health Incorporated (“IMS”), VNU N.V. (“VNU”) and the combined company after completion of the transactions that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of IMS and VNU, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: the failure of stockholders to approve the transaction; the risk that the businesses will not be integrated successfully or that doing so will be costly or result in significant charges; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the results of the reconciliation of IMS’ financial statements into IFRS and the results of the reconciliation of VNU’s results into U.S. GAAP; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the risk that VNU is not able to maintain its status as a foreign private issuer; risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks; to the extent the companies seek growth through acquisition, the ability of the companies to complete development of or to develop new or advanced technologies and systems for their businesses on a cost-effective basis; the ability to successfully achieve estimated effective tax rates and corporate overhead levels; competition, particularly in the markets for pharmaceutical information and audience measurement services; regulatory and legislative initiatives, particularly in the area of privacy; the outcome of pending legal and regulatory proceedings; leverage and debt service (including sensitivity to fluctuations in interest rates); compliance with covenants in loan agreements; the ability to obtain future financing on satisfactory terms; deterioration in economic conditions, particularly in the pharmaceutical, healthcare, media, information technology or other industries in which customers operate; and conditions in the securities markets which may affect the value or liquidity of portfolio investments. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Neither IMS nor VNU undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in IMS’ various reports with the Securities and Exchange Commission (“SEC”), including but not limited to IMS’ Annual Report on Form 10-K for the year ended December 31, 2004 and IMS’ Quarterly Reports on Form 10-Q for the quarterly period ending March 31, 2005, and VNU’s Annual Report for the year ended December 31, 2004, which is available at the SEC’s Internet site (http://www.sec.gov).

Additional Information and Where to Find It

     This document may be deemed to be solicitation material in respect of the proposed merger of IMS and VNU. In connection with the proposed transaction, VNU and IMS will file a registration statement on Form F-4, including the preliminary joint proxy statement/prospectus constituting a part thereof, with the SEC. VNU and IMS will file a definitive registration statement, including a definitive joint proxy statement/prospectus constituting a part thereof, and other documents with the SEC. SHAREHOLDERS OF IMS AND VNU ARE ENCOURAGED TO READ THE DEFINITIVE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE DEFINITIVE REGISTRATION STATEMENT, AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final joint proxy statement/prospectus will be mailed to stockholders of IMS and VNU. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, from IMS’ Investor Relations at 1499 Post Road, Fairfield, CT, 06824 or from VNU’s Investor Relations at Ceylonpoort 5-25, 2037 AA Haarlem, The Netherlands.

Participants in Solicitation

     IMS, VNU and their directors and executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding IMS’ participants is set forth in the proxy statement, dated March 23, 2005, for IMS’ 2005 annual meeting of stockholders as filed with the SEC on Schedule 14A. Information regarding VNU’s participants is set forth in VNU’s Annual Report for the year ended December 31, 2004. Additional information regarding the interests of IMS’ and VNU’s participants in the solicitation of proxies in respect of the proposed transaction is included in the registration statement and joint proxy statement/prospectus filed with the SEC.

Regulation G Legend

This presentation may contain certain non-GAAP financial measures. Reconciliations between certain non-GAAP financial measures and the GAAP financial measures will be made available in the joint proxy statement/prospectus. VNU figures have been prepared in accordance with Dutch GAAP and IFRS. IMS figures are prepared in accordance with U.S. GAAP. All pro forma consolidated financial information has been prepared by aggregating financial information based on these differing accounting standards and might be materially different if IMS figures were presented in accordance with Dutch GAAP or IFRS or if VNU figures were presented in accordance with U.S. GAAP. The definitive registration statement, including the definitive joint proxy statement/prospectus, may include adjustments to the financial statements of VNU to reflect differences between U.S. and Dutch GAAP and between the U.S. and Dutch approaches to financial statement presentation.